Exhibit 77(q)(1)

(a)(1) Amended and Restated Articles of Incorporation - filed as an exhibit to Post-Effective Amendment No. 26 to the Registrant's Form N-1A Registration Statement on December 22, 2000 and incorporated herein by reference.

(a)(2) Amendment to Articles of Incorporation changing name from Pilgrim Gold Fund, Inc. to Pilgrim Precious Metals Fund, Inc. - filed as an exhibit to Post-Effective Amendment No. 27 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.

(b) The text of the change with respect to investments appears in a supplement filed on February 2, 2001, to the Precious Metals Fund's Prospectus, dated November 1, 2000, and is incorporated herein by reference.

(e) Form of Investment Management Agreement between Precious Metals Fund, Inc. and ING Pilgrim Investments, Inc. - filed as an exhibit to Post-Effective Amendment No. 26 to the Registrant's Form N-1A Registration Statement on December 22, 2000 and incorporated herein by reference.

(g)(1) Form of Agreement and Plan of Reorganization between Pilgrim Silver Fund, and Precious Metals is incorporated by reference to the Registration Statement on Form N-14 as filed on November 30, 2000.